UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 11, 2007
CHAPARRAL STEEL COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-51307	20-2373478
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Ward Road, Midlothian, TX		76065
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 972-775-8241
(N/A)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8— Other Events

Item 8.01 - Other Events

On July 12, 2007, the registrant issued a press release disclosing the declaration of a $0.10 per common share quarterly cash dividend.  The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAPARRAL STEEL COMPANY

Date: July 12, 2007	By:	/s/ Robert E. Crawford, Jr.
Vice President and General Counsel
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